Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Albany-Cambridge Terrace OR Owner, LLC
2.	CHP Albany-Cambridge Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Cambridge Terrace) in Oregon
3.	CHP Auburn WA Owner, LLC
4.	CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows) in Washington
5.	CHP Batesville Healthcare Owner, LLC
6.	CHP Bay Medical CA MOB Owner, LLC
7.	CHP Beaverton OR Owner, LLC
8.	CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills) in Oregon
9.	CHP Bend-High Desert OR Owner, LLC
10.	CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert) in Oregon
11.	CHP Billings MT Owner, LLC
12.	CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings) in Montana
13.	CHP Boise ID Owner, LLC
14.	CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise) in Idaho
15.	CHP Broadway Healthcare Owner, LLC
16.	CHP Calvert MOB Owner, LLC
17.	CHP Central Wing Annex MOB Owner, LLC
18.	CHP Chestnut Commons OH MOB Owner, LLC
19.	CHP Chula Vista CA MOB Owner, LLC
20.	CHP Claremont CA Owner, LLC
21.	CHP Claremont Holding, LLC
22.	CHP Coral Springs FL MOB Owner, LLC
23.	CHP Corvallis-West Hills OR Owner, LLC
24.	CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills) in Oregon
25.	CHP Dunkirk MOB Owner, LLC
26.	CHP Escondido CA MOB Owner, LLC
27.	CHP GP, LLC
28.	CHP Gresham-Huntington Terrace OR Owner, LLC
29.	CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace) in Oregon
30.	CHP Idaho Falls ID Owner, LLC
31.	CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls) in Idaho
32.	CHP Isle at Cedar Ridge TX Owner, LLC
33.	CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle of Cedar Ridge) in Texas
34.	CHP Isle at Watercrest-Bryan TX Owner, LLC
35.	CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle of Watercrest-Bryan) in Texas
36.	CHP Isle at Watercrest-Mansfield TX Owner, LLC
37.	CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle of Watercrest-Mansfield) in Texas
38.	CHP Jasper AL Owner, LLC
39.	CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper) in Alabama

40.	CHP Jefferson Commons Condo MOB Owner, LLC
41.	CHP Jonesboro Healthcare Owner, LLC
42.	CHP Knoxville Plaza A MOB Owner, LLC
43.	CHP Knoxville Plaza B MOB Owner, LLC
44.	CHP Lancaster OH MOB Owner, LLC
45.	CHP Leawood KS MOB Owner, LLC
46.	CHP Legacy Ranch TX Owner, LLC
47.	CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch) in Texas
48.	CHP Lincoln Plaza AZ MOB Owner, LLC
49.	CHP Longview-Monticello Park WA Owner, LLC
50.	CHP Longview-Monticello Park WA Tenant Corp.
51.	CHP Magnolia Healthcare Owner, LLC
52.	CHP Medford-Arbor Place OR Owner, LLC
53.	CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place) in Oregon
54.	CHP Medical Arts MOB Owner, LLC
55.	CHP Mine Creek Healthcare Owner, LLC
56.	CHP MOB Holding, LLC
57.	CHP Montecito Partners I, LLC
58.	CHP Montecito Partners II, LLC
59.	CHP North Mountain AZ MOB Owner, LLC
60.	CHP Ohio MOB Holding, LLC
61.	CHP Park at Plainfield IL Owner, LLC
62.	CHP Park at Plainfield IL Tenant Corp.
63.	CHP Partners, LP
64.	CHP Raider Ranch TX Owner, LLC
65.	CHP Raider Ranch TX Senior Housing Owner, LLC
66.	CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch) in Texas
67.	CHP Roseburg-Oak Park OR Owner, LLC
68.	CHP Roseburg-Oak Park OR Tenant Corp. (d/b/a Prestige Senor Living Oak Park) in Texas
69.	CHP Salem-Gibson Creek OR Owner, LLC
70.	CHP Salem-Gibson Creek OR Tenant Corp. (d/b/a Prestige Senior Living Gibson Creek) in Texas
71.	CHP Salem-Orchard Heights OR Owner, LLC
72.	CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights) in Oregon
73.	CHP Salem-Southern Hills OR Owner, LLC
74.	CHP Salem-Southern Hills OR Tenant Corp.
75.	CHP Sandy-Cascadia Village OR Owner, LLC
76.	CHP Sandy-Cascadia Village OR Tenant Corp. (d/b/a Prestige Senior Living Cascade Village) in Oregon
77.	CHP Searcy Healthcare Owner, LLC
78.	CHP Senior Living Net Lease Holding, LLC
79.	CHP SL Owner Holding I, LLC
80.	CHP SL Owner Holding II, LLC
81.	CHP Solomons Island MOB Owner, LLC
82.	CHP Sparks NV Owner, LLC
83.	CHP Sparks NV Tenant Corp.
84.	CHP Springs TX Owner, LLC

85.	CHP Springs TX Tenant Corp. (d/b/a The Springs) in Texas
86.	CHP Tega Cay SC Owner, LLC
87.	CHP Tega Cay SC Tenant Corp.
88.	CHP Tillamook-Five Rivers OR Owner, LLC
89.	CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers) in Oregon
90.	CHP Town Village OK Owner, LLC
91.	CHP Town Village OK Tenant Corp.
92.	CHP TRS Holding, Inc.
93.	CHP Tualatin-Riverwood OR Owner, LLC
94.	CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood) in Oregon
95.	CHP Vancouver-Bridgewood WA Owner, LLC
96.	CHP Vancouver-Bridgewood WA Tenant Corp.
97.	CHP Watercrest at Bryan TX Owner, LLC
98.	CHP Watercrest at Bryan TX Tenant Corp. (d/b/a CHP Watercrest at Bryan TX Tenant Corp.) in Texas
99.	CHP Watercrest at Mansfield Holding, LLC
100.	CHP Watercrest at Mansfield TX Owner, LLC
101.	CHP Watercrest at Mansfield TX Tenant Corp. (d/b/a Watercrest at Mansfield) in Texas
102.	CHP Westville IN MOB Owner, LLC
103.	CHP Yelm-Rosemont WA Owner, LLC
104.	CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont) in Washington
105.	CHT Aberdeen SD Senior Living, LLC
106.	CHT Acworth GA Owner, LLC
107.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia
108.	CHT Billings MT Senior Living, LLC
109.	CHT Brookridge Heights MI Owner, LLC
110.	CHT Brookridge Heights MI Tenant Corp.
111.	CHT Casper WY Senior Living, LLC
112.	CHT Council Bluffs IA Senior Living, LLC
113.	CHT Curry House MI Owner, LLC
114.	CHT Curry House MI Tenant Corp.
115.	CHT Decatur IL Senior Living, LLC
116.	CHT GCI Partners I, LLC
117.	CHT Grand Island NE Senior Living, LLC
118.	CHT Harborchase Assisted Living Owner, LLC
119.	CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossings) in Florida
120.	CHT Lima OH Senior Living, LLC
121.	CHT Mansfield OH Senior Living, LLC
122.	CHT Marion OH Senior Living, LLC
123.	CHT SL IV Holding, LLC
124.	CHT Symphony Manor MD Owner, LLC
125.	CHT Symphony Manor MD Tenant Corp.
126.	CHT Tranquility at Fredericktowne MD Owner, LLC
127.	CHT Tranquility at Fredericktowne MD Tenant Corp.
128.	CHT Windsor Manor AL Holding, LLC
129.	CHT Windsor Manor TRS Corp.

130.	CHT Woodholme Gardens MD Owner, LLC
131.	CHT Woodholme Gardens MD Tenant Corp.
132.	CHT Zanesville OH Senior Living, LLC
133.	CNL Healthcare Properties, Inc.
134.	Grinnell IA Assisted Living Owner, LLC
135.	Grinnell IA Assisted Living Tenant, LLC
136.	Indianola IA Assisted Living Owner, LLC
137.	Indianola IA Assisted Living Tenant, LLC
138.	Nevada IA Assisted Living Owner, LLC
139.	Nevada IA Assisted Living Tenant, LLC
140.	Vinton IA Assisted Living Owner, LLC
141.	Vinton IA Assisted Living Tenant, LLC
142.	Webster City IA Assisted Living Owner, LLC
143.	Webster City IA Assisted Living Tenant, LLC

4